Exhibit 16.1

September 10, 2020

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements under Item 4.01 of the Current Report on Form 8-K of Wytec International, Inc. to be filed with the Securities and Exchange Commission on or about September 10, 2020. We agree with all statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas